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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholder
Regal Cinemas Corporation:

        We consent to the use of our report dated May 2, 2002, with respect to the balance sheet of Regal Cinemas Corporation as of January 3, 2002, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Denver, Colorado
June 12, 2002

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT